Exhibit 23





                                 Consent of Ernst & Young LLP,
                                     Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Professional Sports Care Management, Inc. 1992 Stock Option Plan, the Professional Sports Care Management, Inc. 1994 Stock Incentive Plan and the Professional Sports Care Management, Inc. 1994 Directors' Stock Option Plan of our report dated May 23, 1996, with respect to the consolidated financial statements and schedule of HEALTHSOUTH Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                  ERNST & YOUNG LLP

Birmingham, Alabama
September 16, 1996